EXHIBIT 10.8

                                   ADDENDUM I
                                       TO
                         SPRINT PCS MANAGEMENT AGREEMENT

Manager: Shenandoah Personal Communications Company, a Virginia corporation

Service Area:  Hagerstown, MD-Chambersburg, PA-Martinsburg, WV BTA
               Winchester, VA BTA
               Harrisonburg, VA BTA
               Washington, DC BTA (Jefferson County, WV only)
               Harrisburg, PA BTA
               York-Hanover, PA BTA
               Altoona, PA BTA

      This Addendum contains certain additional and supplemental terms and provisions of that certain (a) Sprint PCS Management Agreement (the "Management Agreement"), (b) Sprint PCS Services Agreement (the "Services Agreement"), (c) Sprint Spectrum Trademark and Service Mark License Agreement, and (d) Sprint Trademark and Service Mark License Agreement (collectively with the Sprint Spectrum Trademark and Service Mark License Agreement, the "Trademark License Agreements"), each entered into contemporaneously with and by the same parties as this Addendum. The Services Agreement, Trademark License Agreements and any other agreements entered into in connection with the Management Agreement, Services Agreement or Trademark License Agreements are collectively referred to herein as the "Other Sprint Agreements". The terms and provisions of this Addendum control, supersede and amend any conflicting terms and provisions contained in the Management Agreement and/or the Other Sprint Agreements. Except for express modification made in this Addendum, the Management Agreement and the Other Sprint Agreements continue in full force and effect.

      Capitalized terms used and not otherwise defined in this Addendum have the meaning ascribed to them in the Schedule of Definitions. Section and Exhibit references are to Sections and Exhibits of the Management Agreement unless otherwise noted.

      The Management Agreement and the Other Sprint Agreements are modified as follows:

      1. Ownership of Spectrum. Sprint PCS represents and warrants that as of the date of the execution of the Management Agreement Sprint PCS owns 20 MHz or more of PCS spectrum in the Service Area under the License.

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                                                                    EXHIBIT 10.8

      EXHIBIT 10.8 2. Access to Service Area Network. The following phrase is added at the beginning of the first sentence in the last paragraph of Section 1.1: "Subject to Section 9.5,".

      3. Financing.

      (a) The word "and" is inserted between the words "thereto" and "before" in the last sentence of Section 1.7.

      (b) Sprint PCS agrees to propose modifications to the Management Agreement, and perhaps to the Schedule of Definitions, the Services Agreement, the Sprint Trademark and Service Mark License Agreement, and the Sprint Spectrum Trademark and Service Mark License Agreement, that will enhance Manager's ability to obtain financing for the Service Area Network. Sprint PCS will not be required to offer the Manager subsequent modifications offered or agreed to with Other Managers subsequent to the initial set of modifications.

      4. Ethical Conduct and Related Covenants. Section 1.8 is deleted in its entirety.

      5. Exclusivity of Service Area. The phrase "or manage" in the first sentence of Section 2.3 is deleted and replaced by the following phrase: ", manage or contract with any other person or entity to own, operate, build or manage".

      6. Development and Purchase of Cell Sites. The parties agree that Sprint PCS will continue to develop and build cell sites in the Service Area that are currently being developed (or have been identified for development) by Sprint PCS for use by Manager in connection with the operation of the Service Area Network (collectively, the "Cell Sites") until Manager has obtained financing in an amount sufficient both to complete the build-out of the Service Area Network, as described on Exhibit 2.1, and to acquire the Cell Sites (the "Financing Closing").

      Manager agrees to purchase from Sprint PCS under the terms of the Asset Purchase Agreement attached as Exhibit A hereto the assets listed on Schedule A to such agreement. Upon the occurrence of the Financing Closing, the parties shall consummate the transactions contemplated in the Asset Purchase Agreement and Manager will assume the build-out of the transferred Cell Sites. Exhibit A hereto serves as Exhibit 2.6 to the Management Agreement.

      The parties agree that Manager's failure to close on the Asset Purchase Agreement shall be treated as an Event of Termination under the Management Agreement which triggers Sprint PCS's Event of Termination rights under the Management Agreement and, in addition, Sprint PCS may, in its sole discretion, elect to enforce and continue to operate under the Management Agreement and Other Sprint Agreements with the Harrisburg, PA

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                                                                    EXHIBIT 10.8

BTA, York-Hanover, PA BTA, and Altoona, PA BTA removed from Manager's Service Area.

      7. Long-Distance Pricing.

            (a) The first sentence of Section 3.4 is deleted in its entirety and replaced by the following language:

            "Manager must purchase long-distance telephony services from Sprint through Sprint PCS both (i) to provide long-distance telephony service to users of the Sprint PCS Network and (ii) to connect the Service Area Network with the national platforms and IT application connections used by Sprint PCS to provide services to Manager under the agreement and/or the Services Agreement. Sprint will invoice Sprint PCS for such services rendered to Sprint PCS, Manager and all Other Managers, and in turn, Sprint PCS will invoice Manager for the services used by Manager. The parties acknowledge that so long as Manager buys switching services from Sprint PCS it is not possible to calculate the exact cost directly attributable to Manager, and in lieu of a direct attribution of the cost to Manager, Manager will be billed a flat rate of $1.84 per subscriber per month as payment for the above services, which amount the parties agree is the best estimate of such cost. Once Manager begins providing its own switching services (i.e., Manager no longer buys switching services from Sprint PCS), Manager will be charged the same price for the long-distance services described in (i) and (ii) above as Sprint PCS is charged by Sprint (excluding interservice area long-distance travel rates) plus an additional administrative fee to cover Sprint PCS's processing costs."

            (b) The following sentence is added as a second paragraph in Section 3.4: "Manager may not resell the above described long-distance telephony services acquired from Sprint."

      8. Switching Charges.

            (a) Until October 31, 1999, Manager will pay to Sprint PCS an aggregate amount equal to $14,736 per month in consideration for Sprint PCS's provision of switching services for Manager's entire Service Area Network, which amount shall include payment for switching services for Manager's GSM-based Service Area Network and Manager's CDMA-based Service Area Network.

            (b) Beginning November 1, 1999, until the earlier of December 31, 2000, or such time as Manager notifies Sprint PCS that Manager no longer needs

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                                                                    EXHIBIT 10.8

switching services from Sprint PCS to operate the Service Area Network, Manager will pay to Sprint PCS an amount equal to $14,869 per month in consideration for Sprint PCS's provision of switching services for Manager's entire Service Area Network, which amount shall include payment for switching services for Manager's GSM-based Service Area Network and Manager's CDMA-based Service Area Network. Nothing in this paragraph 8 is intended to obligate Sprint PCS to provide switching services for Manager's GSM-based Service Area Network after December 31, 1999.

      9. Voluntary Resale of Products and Services. Section 3.5.2 is modified by amending the second sentence of the second paragraph in its entirety to read as follows: "If Manager wants handsets of subscribers of resellers with NPA-NXXs of Manager to be activated, Manager must agree to comply with the terms of the program, including its pricing provisions."

      10. Branding and Retail Store Presentation.

            (a) Except as expressly provided below in this paragraph 10, the branding guidelines previously distributed to and reviewed by Manager (the "Full Branding Guidelines") shall apply to Manager and all of Manager's retail stores. Such guidelines may be changed by Sprint PCS from time to time. Manager must at all times use at least 70% of the customer retail space in its retail stores for the promotion and sale of Sprint PCS Products and Services, but Manager may also sell products and services provided by its Related Parties in its retail stores.

            (b) Each of the Winchester retail store and the Harrisonburg retail store may continue to be a Shentel-branded store until such time as Manager no longer has a Related Party that sells cellular products and services from such store. In the event Manager no longer has a Related Party that sells cellular products and services from the Winchester retail store or the Harrisonburg retail store, (a) such store shall thereafter be treated as a retail store described in paragraph 10(a) above and (b) such store may continue to display the Shentel name and logo in accordance with the Full Branding Guidelines or other guidelines adopted or approved by Sprint PCS.

            (c) Manager may sell Sprint PCS Products and Services in the customer service facility operated by Shenandoah Telephone Company in Edinburg, Virginia, which customer service facility is not subject to paragraph 10(a) above.

      11. Use of Manager's PCS Licenses and GSM Assets. Nothing in the Management Agreement or the Other Sprint Agreements shall prohibit or restrict Manager or its Related Parties from entering into and performing any agreements and arrangements with any third party for the use by such third party of the PCS licenses and GSM-based equipment of Manager and its Related Parties in connection with the operation of a wireless telecommunications network; provided, that (a) none of the Manager's service marks or trademarks shall be used in connection with the sales, marketing and promotion of the products and services of such network, (b) neither

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                                                                    EXHIBIT 10.8

Manager nor any of its Related Parties shall provide sales support to such third-party in connection with the sale of the products and services of such network or customer support services to the customers of such network and (c) neither Manager nor any of its Related Parties shall directly or indirectly own any interest in any such third party or participate in the management or control of the operations of such network, except (i) to the extent required under applicable FCC rules and regulations, and (ii) Manager or its Related Parties may provide equipment maintenance services for such network.

      12. Deployment of Cellular by Manager's Related Parties. Neither Manager, nor any of its Related Parties who do not offer cellular service as of the date of the execution of the Management Agreement, may market or sell any cellular products or services. Manager's Related Parties who offer cellular service as of the date of the execution of the Management Agreement (the "Cellular Parties") may continue to provide such service, subject to the following terms and conditions:

            (a) the geographic scope of the cellular service will not expand outside of the RSA VA 10 - Frederick, Market 690, Channel Block B2;

            (b) unless earlier approved in writing by Sprint PCS, the Cellular Parties will not "substantially convert" (as defined below) any cellular businesses to digital wireless technology, unless such conversion is made under management that is separate and distinct, as described in paragraph 12 (c) below, from that of Manager;

            (c) within twelve (12) months after the date of execution of the Management Agreement, the management (i.e., the directors and officers, or their functional equivalent in title and responsibility) of Manager and the Cellular Parties will be separate and distinct, except that the chief executive officer (or such officer's functional equivalent in title or responsibility) may be a part of the management for Manager and the Cellular Parties;

            (d) except in the retail stores described in paragraphs 10 (b) and 10 (c) of this Addendum, within twelve (12) months after the date of execution of the Management Agreement, the sales and marketing personnel for the Cellular Parties will cease to be a part of the sales and marketing personnel of Manager and vice versa;

            (e) Manager's sales and marketing personnel cannot disclose Sprint PCS proprietary information to parties other than Manager without prior consent from Sprint PCS; and

            (f) Manager and the Cellular Parties will at all times have separate agreements with their distributors.

            As used in this paragraph 12, "substantially convert" means to offer, sell or distribute any wireless service that uses a digital or dual mode handset that utilizes digital technology deployed on cellular licenses and frequencies within the Service Area. The

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                                                                    EXHIBIT 10.8

prohibition contained in this paragraph does not prohibit the use of digital technology for the delivery or provisioning of analog cellular services that use analog handsets, nor does it prohibit Manager from offering dual mode handsets to cellular customers that send and receive (i) analog cellular products and services utilizing cellular licenses and frequencies and (ii) digital Sprint PCS Products and Services and Manager's Products and Services.

      13. Right of Last Offer. Section 3.7 is modified by adding the following parenthetical phrase both between (i) "Service Area Network" and "if Manager decides to use" in the first sentence of the first paragraph and (ii) "for these services" and "and the agreement was not made" in the first sentence of the second paragraph:

            "(other than backhaul services relating to national platform and IT application connections, which Manager must purchase from Sprint as described in Section 3.4)"

      14. Termination of License. The following parenthetical phrase is added at the end of the first sentence of Section 11.3.1(a):

            "(except that if the FCC revokes or fails to renew the License because of a breach of this agreement by Sprint PCS, Sprint PCS may not terminate this agreement pursuant to this Section 11.3.1(a))".

      15. Non-Renewal Rights of Sprint PCS. Sprint PCS will declare, within one-hundred twenty (120) days after the occurrence of any of the events listed in Section 11.2.2, its intent to exercise its rights under Section 11.2.2.1 or, if applicable, its rights under Section 11.2.2.2.

      16. Regulatory Considerations. The "deemed change of control" in Section 11.3.4(b) refers to a determination by the FCC that there has been a change of control of the License resulting from the performance by the parties of their respective obligations under the agreement.

      17. Non-termination of Agreement. The following language is added at the end of Sections 11.5.3 and 11.6.4: "but such action does not terminate this agreement".

      18. Regulatory Approvals for Transfers. The parties acknowledge that the transfer of either the Operating Assets or the Disaggregated License are subject to obtaining all required regulatory approvals.

      19. Changes to Required Disclosures. If any federal law or regulation requires the Manager to disclose financial information that is not provided in the Type II Report, Sprint PCS, upon concurring advice of its then-current independent auditors, will provide Manager with such required information.

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                                                                    EXHIBIT 10.8

      20. Regulatory Compliance. The following language is added at the end of the last sentence of the third paragraph of Section 16.1: "; provided, however, that Sprint PCS will bear the cost of any such requested audits and inspections that are made more often than Sprint PCS makes audits or inspections of its own network sites."

      21. Transfer of Spectrum.

            (a) The first sentence of Section 17.15.5 is amended by (i) deleting the words "or any of the Licenses, including" and replacing such words with "and, in connection therewith," and (ii) adding at the end thereof immediately before the period "and any related agreements".

            (b) The following is added at the end of Section 17.15.5:

                  "Except for (i) intercompany transfers among Sprint's Related
            Parties and (ii) any transfer of the License that is part of a sale, transfer or assignment of the entire Sprint PCS Network (such transfer described in (i) and (ii), the "Permitted Transfers"), neither Sprint PCS nor any Sprint Related Party shall sell, transfer or assign any of the Licenses, or any spectrum under the Licenses, except as follows:

                  (A) Sprint PCS may sell, transfer or assign up to ten (10) MHz of spectrum under the Licenses in the aggregate during the term of this agreement to a third party without Manager's consent; provided, that no such sale, transfer or assignment shall relieve Sprint PCS of its obligations under this agreement, the Services Agreement, or any related agreements.

                  (B) If Sprint PCS determines it wishes to sell, transfer or assign spectrum under the Licenses which, when added together with all prior sales, transfers and assignments of spectrum under the Licenses (other than Permitted Transfers), exceeds 10 MHz of spectrum (such spectrum proposed to be sold, assigned or transferred, the "Offered Spectrum"), then upon receiving any offer to purchase the Offered Spectrum (a "Spectrum Offer"), Sprint PCS agrees to promptly deliver to Manager a copy of such Spectrum Offer. The Spectrum Offer is deemed to constitute an offer to sell to Manager, on the terms set forth in the Spectrum Offer, all but not less than all of the Offered Spectrum. Manager will have a period of sixty (60) days from the date of receipt of the Spectrum Offer to notify Sprint PCS that Manager agrees to purchase the Offered Spectrum on such terms. If Manager timely agrees in writing to purchase the Offered Spectrum, the parties will proceed to consummate such purchase not later than the one

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                                                                    EXHIBIT 10.8

            hundred eightieth (180th) day after the date of Manager's receipt of the Spectrum Offer. If Manager does not agree within the sixty (60) day period to purchase the Offered Spectrum, Sprint PCS will have the right, for a period of one hundred twenty (120) days after such sixtieth (60th) day, subject to restrictions set forth in this
            Section 17, to sell to the person or entity identified in the Spectrum Offer all of the Offered Spectrum on terms and conditions no less favorable to Sprint PCS than those set forth in the Spectrum Offer. If Sprint PCS fails to sell the Offered Spectrum to such person or entity on such terms and conditions within such one hundred twenty (120) day period, Sprint PCS will again be subject to the provisions of this Section 17.15.5(b)(ii) with respect to the Offered Spectrum.

      22. Announced Transactions. Section 17.24 is deleted in its entirety.

      23. Additional Terms and Provisions. (a) The following phrase is added after the first parenthetical in Section 17.25:

            "to which Manager or its Related Parties are a party"

(b) Pursuant to Section 17.25, Manager hereby represents and warrants that (a) that certain Construction and Management Agreement dated as of June 15, 1995, as amended, and (b) that certain Equipment Lease Agreement dated as of June 15, 1995, as amended, are the only contracts and arrangements (either written or verbal) to which Manager or its Related Parties are a party that relate to or affect the rights of Sprint PCS or Sprint under the Management Agreement.

      24. Federal Contractor Compliance. A new Section 17.28, the text of which is attached as Exhibit B, is added and incorporated by this reference. When and to the extent required by applicable law, Manager will comply with the requirement of such Section 17.28.

      25. Year 2000 Compliance. The following Section 17.29 is added:

                  "17.29 Year 2000 Compliance. If the Service Area Network or
            any system used to support the Service Area Network fails to satisfy the Sprint PCS requirements for "Year 2000 Compliance" due to defects or failures in any system or equipment selected by Manager (including systems or third party vendors and subcontractors selected by Manager rather than by Sprint PCS), Manager will, at its own expense, make the repairs, replacements or upgrades necessary to correct the failure. If the Service Area Network or any system used to support the Service Area Network fails to satisfy the Sprint PCS requirements for "Year 2000

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                                                                    EXHIBIT 10.8

            Compliance" due to defects or failures in any systems or equipment selected by Sprint PCS (including systems or equipment of third party vendors and subcontractors that Sprint PCS selects and requires Manager to use), Sprint PCS will, at its own expense, make the repairs, replacements or upgrades necessary to correct the failure.

                  "Year 2000 Compliance" means the functions, calculations, and other computing processes of the Service Area Network (collectively "Processes") that perform and otherwise process, date-arithmetic, display, print or pass date/time data in a consistent manner, regardless of the date in time on which the Processes are actually performed or the dates used in such data or the nature of the date/time data input, whether before, during or after January 1, 2000, and whether or not the date/time data is affected by leap years. To the extent any part of the Service Area Network is intended to be used in combination with other software, hardware or firmware, it will properly exchange date/time data with such software, hardware or firmware. The Service Area Network will accept and respond to two-digit year-date input, correcting or supplementing as necessary, and store, print, display or pass date/time data in a manner that is unambiguous as to century. No date/time data will cause any part of the Service Area Network to perform an abnormally ending routine or function within the Processes or generate incorrect final values or invalid results."

      26. Payment of Fees Under Services Agreement. The second sentence of
Section 3.1 of the Services Agreement is deleted in its entirety and replaced by the following two sentences:

            "Except with respect to fees paid for billing-related services, the monthly charge for any fees based on the number of subscribers of the Service Area Network will be determined based on the number of subscribers as of the 15th day of the month for which the charge is being calculated. With respect to fees paid for billing-related services, the monthly charge for any fees based on the number of subscribers will be based on the number of gross activations in the month for which the charge is being calculated plus the number of subscribers of the Service Area Network on the last day of the prior calendar month."

      27. Result of Services Agreement Breach. Sprint PCS agrees not to terminate the Management Agreement for a breach thereof by Manager that results directly from Sprint PCS's failure to perform its obligations under the Services Agreement so long as Manager has notified Sprint PCS, within ten (10) days after Manager discovers a breach, of Sprint PCS's failure to perform such obligations.

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                                                                    EXHIBIT 10.8

      28. Definition of Operating Assets. The definition of "Operating Assets" in the Schedule of Definitions is amended to remove the Phrase "or its Related Parties" as such phrase appears throughout said definition. The following sentences are added after the second sentence in the definition of "Operating Assets" in the Schedule of Definitions: "`Operating Assets' includes any contracts or agreements between Manager and its Related Parties that are necessary to operate the Service Area Network. 'Operating Assets' does not include any logos or trademarks registered to Manager or its Related Parties or any rights of Manager that survive termination of the agreement."

      29. Trademark License Agreements Changes. The following sentence is added at the end of Section 2.3 to both Trademark License Agreements: "Licensor shall advise Licensee periodically as to the appropriate designations for each Licensed Mark." Section 11.5 of both Trademark License Agreements are amended by adding at the end of the first sentences thereof "which incorporate the Licensed Marks".

      30. Changes to Exhibit 11.8. The following changes are made to Exhibit
11.8:

            (a) The definition "Operating Assets" in paragraph 1.1.1 is deleted in its entirety.

            (b) Paragraph 1.7 is amended to read in its entirety as follows:

                  "Title Insurance. This paragraph 1.7 will apply if the
            Property includes any real estate property (including leasehold interests) ("Real Property"), but with respect to leasehold interests, only to the extent title insurance is available."

            (b) Paragraph 1.8 is amended to read in its entirety as follows:

                  "Survey. This paragraph 1.8 will apply if the Property
            includes any Real Property, but with respect to leasehold interests, only to the extent surveys are available."

            (c) Paragraph 1.9.8 is modified by adding the phrase: "To the knowledge of Seller," at the beginning of the paragraph.

            (d) Paragraph 1.9.11 is amended by replacing the term "five (5)" with the term "three (3)".

            (f) Paragraph 1.16.2 is amended by adding the following phrase at the end of the first sentence: "offered by Sprint PCS as of the date of termination of the Management Agreement."

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                                                                    EXHIBIT 10.8

                                                                       Exhibit A

                                   Exhibit 2.6

                            Asset Purchase Agreement

                                                                    EXHIBIT 10.8

                                                                       Exhibit B

      Section 17.28. Federal Contractor Compliance.

      (1) The Manager will not discriminate against any employee or applicant for employment because of race, color, religion, sex, or national origin. The Manager will take affirmative action to ensure that applicants are employed, and that employees are treated during employment without regard to their race, color, religion, sex, or national origin. Such action shall include, but not be limited to the following: Employment, upgrading, demotion, or transfer; recruitment or recruitment advertising; layoff or termination; rates of pay or other forms of compensation; and selection for training, including apprenticeship. The Manager agrees to post in conspicuous places, available to employees and applicants for employment, notices to be provided setting forth the provisions of this nondiscrimination clause.

      (2) The Manager will, in all solicitations or advertisements for employees placed by or on behalf of the Manager, state that all qualified applicants will receive considerations for employment without regard to race, color, religion, sex, or national origin.

      (3) The Manager will send to each labor union or representative of workers with which he has a collective bargaining agreement or other contract or understanding, a notice to be provided advising the said labor union or workers' representatives of the Manager's commitments under this section, and shall post copies of the notice in conspicuous places available to employees and applicants for employment.

      (4) The Manager will comply with all provisions of Executive Order 11246 of September 24, 1965, and of the rules, regulations, and relevant orders of the Secretary of Labor.

      (5) The Manager will furnish all information and reports required by Executive Order 11246 of September 24, 1965, and by rules, regulations, and orders of the Secretary of Labor, or pursuant thereto, and will permit access to his books, records, and accounts by the administering agency and the Secretary of Labor for purposes of investigation to ascertain compliance with such rules, regulations, and orders.

      (6) In the event of the Manager's noncompliance with the nondiscrimination clauses of this contract or with any of the said rules, regulations, or orders, this contract may be canceled, terminated, or suspended in whole or in part and the Manager may be declared ineligible for further Government contracts or federally assisted construction contracts in accordance with procedures authorized in Executive Order 11246 of September 24, 1965, and such other sanctions may be imposed and remedies invoked as provided in Executive Order 11246 of September 24, 1965, or by rule, regulation, or order of the Secretary of Labor, or as otherwise provided by law.

                                                                    EXHIBIT 10.8

      (7) The Manager will include the portion of the sentence immediately preceding paragraph (1) and the provisions of paragraphs (1) through (7) in every subcontract or purchase order unless exempted by rules, regulations, or orders of the Secretary of Labor issued pursuant to section 204 of Executive Order 11246 of September 24, 1965, so that such provisions will be binding upon each subcontractor or vendor. The Manager will take such action with respect to any subcontract or purchase order as the administering agency may direct as a means of enforcing such provisions, including sanctions for noncompliance. Provided, however, that in the event a Manager becomes involved in, or is threatened with, litigation with a subcontractor or vendor as a result of such direction by the administering agency the Manager may request the United States to enter into such litigation to protect the interests of the United States.

      (8) In consideration of contracts with Sprint PCS, the Manager agrees to execute the Certificate of Compliance attached hereto as Attachment I and further agrees that this certification shall be part of each contract between Sprint PCS and Manager. The Manager will include Attachment I in every subcontract or purchase order, so that such provisions will be binding upon each subcontractor.

                                                                    EXHIBIT 10.8

                                                                    Attachment I

                         CERTIFICATE OF COMPLIANCE WITH
                               FEDERAL REGULATIONS

In consideration of contracts with SPRINT SPECTRUM L.P., the undersigned "contractor", "vendor" or "consultant" agrees to the following and further agrees that this Certification shall be a part of each purchase order, supply agreement, or contract between SPRINT SPECTRUM L.P. and the undersigned.

1.    Equal Opportunity

      Executive Order 11246 is herein incorporated by reference.

2.    Affirmative Action Compliance

      If undersigned Contractor has 50 or more employees and if this contract is for $50,000 or more, Contractor shall develop a written Affirmative Action Compliance Program for each of its establishments, as required by rules and regulations of the Secretary of Labor (41 CFR 60-1 and 60-2).

3.    Affirmative Action for Special Disabled and Vietnam Era Veterans

      If this contract exceeds $10,000, the undersigned Contractor certifies that the Contractor does not discriminate against any employee or applicant because the person is a Special Disabled or Vietnam Veteran and complies with the rules, regulations and relevant orders of the Secretary of Labor issued pursuant to the Vietnam Veterans Readjustment Assistance Act of 1972, as amended.

      Contractor hereby represents that it has developed and has on file, at each establishment, affirmative action programs for Special Disabled and Vietnam Era Veterans required by the rules and regulations of the Secretary of Labor (41 CFR 60-250).

4.    Affirmative Action for Handicapped Workers

      If this contract exceeds $2,500, the undersigned Contractor certifies that the Contractor does not discriminate against any employee or applicant because of physical or mental handicap and complies with the rules, regulations and relevant orders of the Secretary of Labor issued under the Rehabilitation Act of 1973, as amended.

      Contractor hereby represents that it has developed and has on file, at each establishment, affirmative action programs for Handicapped Workers required by the rules and regulations of the Secretary of Labor (41 CFR 60-741).

5.    Employer Information Report (EEO-1 Standard Form 100)

      If undersigned Contractor has 50 or more employees and if this contract is for $10,000 or more, Contractor shall complete and file government Standard Form

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                                                                    EXHIBIT 10.8

      100, Equal Employment Opportunity Employer Information Report EEO-1, in accordance with instructions contained therein.

6.    Compliance Review

      The undersigned Contractor certifies that it has not been subject to a Government equal opportunity compliance review. If the Contractor has been reviewed, that review occurred on _________________ (date).

7. Utilization of Small Businesses, Small Disadvantaged Businesses, and Women-Owned Small Business

      It is the policy of SPRINT SPECTRUM L.P., consistent with Federal Acquisition Regulations (FAR 52.219-8 and FAR 52.219-13), that small business concerns, small business concerns owned and controlled by socially and economically disadvantaged individuals, and women-owned businesses shall have the maximum practicable opportunity to participate in performing subcontracts under Government contracts for which SPRINT SPECTRUM L.P. is the Government's Prime Contractor. SPRINT SPECTRUM L.P. awards contracts to small businesses to the fullest extent consistent with efficient prime contract performance. The Contractor agrees to use its best efforts to carry out this policy in the award of its subcontract to the fullest extent consistent with the efficient performance of this contract.

      Contractor hereby represents that it ______ is ______ is not a small business, ______ is ______ is not a small business owned and controlled by socially and economically disadvantaged individuals, and _____ is ______ is not a small business controlled and operated as a women-owned small business as defined by the regulations implementing the Small Business Act.

      If the answer to any of the above is in the affirmative, Contractor will complete SPRINT SPECTRUM L.P. Small/Minority/Women Owned Business Self Certification Form. This form is available from Mr. Ron Gier, Sprint PCS, 4900 Main Street, Kansas City, Missouri 64112.

8.    Certification of Nonsegregated Facilities

      If this contract is expected to exceed $10,000, the undersigned Contractor certifies as follows:

      The Contractor certifies that the Contractor does not or will not maintain or provide for its employees any segregated facilities at any of its establishments, and that it does not and will not permit its employees to perform services at any location, under its control, where segregated facilities are maintained. The Contractor agrees that a breach of this Certification is a violation of the Equal Opportunity provision of this contract. As used in this Certification, the term "segregated facilities" means any waiting rooms, work areas, rest rooms and wash rooms, restaurants and other eating areas, time clocks, locker rooms and other

                                                                    EXHIBIT 10.8

      storage or dressing areas, parking lots, drinking fountains, recreation or entertainment areas, transportation, and housing facilities provided for employees that are segregated by explicit directive or are in fact segregated on the basis of race, color, religion, or national origin, because of habit, local custom, or otherwise. Contractor further agrees that (except where it has obtained identical certifications from proposed subcontracts for specific time periods) it will obtain identical certifications from proposed subcontractors prior to the award of subcontracts exceeding $10,000 that are not exempt from the provisions of the Equal Opportunity Clause; and that it will retain such certification in its files.

9.    Clean Air and Water

      The undersigned Contractor certifies that any facility to be used in the performance of this contract ___ is ___ is not listed on the Environmental Protection Agency List of Violating Facilities.

      The undersigned Contractor agrees to immediately notify SPRINT SPECTRUM L.P., immediately upon the receipt of any communication from the Administrator or a designee of the Environmental Protection Agency indicating that any facility that the Contractor proposes to use for the performance of the contract is under consideration to be listed on the EPA List of Violating Facilities. SPRINT SPECTRUM L.P. includes this certification and agreement pursuant to FAR 52-223-1(c) which requires including such paragraph (c) in every nonexempt subcontract.

                                        Contractor:

                                        ________________________________________
                                        Company Name

                                        ________________________________________
                                        Address

                                        ________________________________________
                                        City              State            Zip


                                        By: ____________________________________
                                        Name: __________________________________
                                        Title: _________________________________